Exhibit 16

                                  [Letterhead]

July 23, 2004


Securities and Exchange Commission
Mail Stop 11-3450
5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Genomed, Inc. dated July 22, 2004 related to the dismissal of our firm as the registrant's independent auditors.

Yours truly,

/s/ Stark Winter Schenkein & Co., LLP
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Stark Winter Schenkein & Co., LLP
Denver, Colorado